Exhibit 23.1

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com
Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sutor Technology Group Limited

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in Registration Statement No. 333-162144 on Form S-8 of our report relating to the consolidated financial statements of Sutor Technology Group Limited and subsidiaries dated September 23, 2009, except for Note 1 – Reorganization of Ningbo Zhehua, as to which the date is November 25, 2009, and our report relating to the financial statements of Ningbo Zhehua Heavy Steel Pipe Manufacturing Co. Ltd. dated October 26, 2009, appearing in the Current Report on Form 8-K as of November 10, 2009.

We also consent to the incorporation by reference of our report dated September 23, 2009 relating to the consolidated financial statements of Sutor Technology Group Limited and subsidiaries, which are before the adjustments to reflect the effects of the reorganization of Ningbo Zhehua Heavy Steel Pipe Manufacturing Co. Ltd. into Sutor Technology Group Limited, appearing in the Annual Report on Form 10-K of Sutor Technology Group Limited for the year ended June 30, 2009.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
December 1, 2009